Pricing Supplement dated July 24, 2026

Filed Pursuant to Rule 424(b)(2)

Registration Statement No. 333-282565

(To Product Supplement No. WF-1 dated November 8, 2024,

Underlier Supplement dated November 8, 2024,

Prospectus Supplement dated November 8, 2024

and Prospectus dated November 8, 2024)

The Bank of Nova Scotia Senior Note Program, Series A ETF- and Equity Index-Linked Securities

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Shares of the iShares® Expanded Tech-Software Sector ETF, the S&P 500® Index and the Shares of the State Street® Consumer Discretionary Select Sector SPDR® ETF due July 27, 2029

■ Linked to the lowest performing of the shares of the iShares® Expanded Tech-Software Sector ETF, the S&P 500® Index and the shares of the State Street® Consumer Discretionary Select Sector SPDR® ETF (each referred to as an “Underlying”)

■ Unlike ordinary debt securities, the securities do not provide for fixed payments of interest, do not repay a fixed amount of principal at stated maturity and are subject to potential automatic call prior to stated maturity upon the terms described below. Whether the securities pay a contingent coupon payment, whether the securities are automatically called prior to stated maturity and, if they are not automatically called, whether you receive the face amount of your securities at stated maturity will depend, in each case, on the closing value of the lowest performing Underlying on the relevant calculation day. The lowest performing Underlying on any calculation day is the Underlying that has the lowest closing value on that calculation day as a percentage of its starting value

■ Contingent Coupon. The securities will pay a contingent coupon payment on a quarterly basis until the earlier of stated maturity or automatic call if, and only if, the closing value of the lowest performing Underlying on the calculation day for that quarter is greater than or equal to its coupon threshold value. However, if the closing value of the lowest performing Underlying on a calculation day is less than its coupon threshold value, you will not receive any contingent coupon payment on the related quarterly contingent coupon payment date. If the closing value of the lowest performing Underlying is less than its coupon threshold value on every calculation day, you will not receive any contingent coupon payments throughout the entire term of the securities. The coupon threshold value for each Underlying is equal to 65% of its starting value. The contingent coupon rate is 10.80% per annum

■ Automatic Call. If the closing value of the lowest performing Underlying on any of the quarterly calculation days from January 2027 to April 2029, inclusive, is greater than or equal to its starting value, the securities will be automatically called for the face amount plus a final contingent coupon payment

■ Potential Loss of Principal. If the securities are not automatically called prior to stated maturity, you will receive the face amount at stated maturity if, and only if, the closing value of the lowest performing Underlying on the final calculation day is greater than or equal to its downside threshold value. If the closing value of the lowest performing Underlying on the final calculation day is less than its downside threshold value, you will lose more than 35%, and possibly all, of the face amount of your securities. The downside threshold value for each Underlying is equal to 65% of its starting value

■ If the securities are not automatically called prior to stated maturity, you will have full downside exposure to the lowest performing Underlying from its starting value if its closing value on the final calculation day is less than its downside threshold value, but you will not participate in any appreciation of any Underlying and will not receive any dividends on shares of a Fund or the securities held by or included in any Underlying

■ Your return on the securities will depend solely on the performance of the Underlying that is the lowest performing Underlying on each calculation day. You will not benefit in any way from the performance of a better performing Underlying. Therefore, you will be adversely affected if any Underlying performs poorly, even if another Underlying performs favorably

■ All payments on the securities are subject to the credit risk of The Bank of Nova Scotia (the “Bank”)

■ No exchange listing; designed to be held to maturity

The estimated value of the securities as determined by the Bank as of the pricing date is $939.13 (93.913%) per security. See “The Bank's Estimated Value of the Securities” in this pricing supplement for additional information.

The securities have complex features and investing in the securities involves risks not associated with an investment in conventional debt securities. See “Selected Risk Considerations” beginning on page P-10 herein and “Risk Factors” beginning on page PS-3 of the accompanying product supplement, beginning on page S-2 of the accompanying prospectus supplement and on page 8 of the accompanying prospectus.

Scotia Capital (USA) Inc., our affiliate, has agreed to purchase the securities from the Bank for distribution to other registered broker dealers including Wells Fargo Securities, LLC (“WFS”). Scotia Capital (USA) Inc. or any of its affiliates or agents may use this pricing supplement in market-making transactions in securities after their initial sale. If you are buying securities from Scotia Capital (USA) Inc. or another of its affiliates or agents, this pricing supplement may be used in a market-making transaction. See “Supplemental Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement.

The securities are senior unsecured debt obligations of the Bank, and, accordingly, all payments are subject to credit risk. The securities are not insured by the Canada Deposit Insurance Corporation pursuant to the Canada Deposit Insurance Corporation Act (the “CDIC Act”) or the U.S. Federal Deposit Insurance Corporation or any other governmental agency of Canada, the United States or any other jurisdiction.

Neither the Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this pricing supplement or the accompanying product supplement, underlier supplement, prospectus supplement and prospectus. Any representation to the contrary is a criminal offense.

	Original Offering Price	Agent Discount(1)	Proceeds to The Bank of Nova Scotia(2)
Per Security	$1,000.00	$23.25	$976.75
Total	$2,524,000.00	$58,683.00	$2,465,317.00

(1) Scotia Capital (USA) Inc. or one of our affiliates has agreed to purchase the aggregate face amount of the securities and as part of the distribution, has agreed to sell the securities to WFS at a discount of $23.25 (2.325%) per security. WFS will provide selected dealers, which may include Wells Fargo Advisors (“WFA”, the trade name of the retail brokerage business of Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC), with a selling concession of $17.50 (1.75%) per security, and WFA may receive a distribution expense fee of $0.75 (0.075%) per security for securities sold by WFA. In respect of certain securities sold in this offering, we will pay a fee of up to $3.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers. See “Terms of the Securities—Agents” herein and “Supplemental Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement for additional information.

(2) Excludes any profits from hedging. For additional considerations relating to hedging activities see “Selected Risk Considerations — Risks Relating To The Estimated Value Of The Securities And Any Secondary Market — The Inclusion of Dealer Spread and Projected Profit from Hedging in the Original Offering Price is Likely to Adversely Affect Secondary Market Prices” in this pricing supplement.

Scotia Capital (USA) Inc.	Wells Fargo Securities

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Shares of the iShares® Expanded Tech-Software Sector ETF, the S&P 500® Index and the Shares of the State Street® Consumer Discretionary Select Sector SPDR® ETF due July 27, 2029

Terms of the Securities

Issuer:	The Bank of Nova Scotia (the “Bank”).
Market Measures:

The S&P 500® Index (referred to as the “Index”), the shares of the iShares® Expanded Tech-Software Sector ETF and the shares of the State Street® Consumer Discretionary Select Sector SPDR® ETF (each referred to as a “Fund” and collectively with the Index, as the “Underlyings”).

Fund Underlying Index

With respect to the iShares® Expanded Tech-Software Sector ETF: the S&P® North American Expanded Technology Software IndexTM

With respect to the State Street® Consumer Discretionary Select Sector SPDR® ETF: the Consumer Discretionary Select Sector Index

Pricing Date:	July 24, 2026.
Issue Date:	July 29, 2026.
Original Offering Price:	$1,000 per security.
Face Amount:	$1,000 per security. References in this pricing supplement to a “security” are to a security with a face amount of $1,000.
Contingent Coupon Payment:

On each contingent coupon payment date, you will receive a contingent coupon payment at a per annum rate equal to the contingent coupon rate if, and only if, the closing value of the lowest performing Underlying on the related calculation day is greater than or equal to its coupon threshold value. Each “contingent coupon payment,” if any, will be calculated per security as follows: ($1,000 × contingent coupon rate) / 4. Any contingent coupon payment will be rounded to the nearest cent, with one-half cent rounded upward.

If the closing value of the lowest performing Underlying on any calculation day is less than its coupon threshold value, you will not receive any contingent coupon payment on the related contingent coupon payment date. If the closing value of the lowest performing Underlying is less than its coupon threshold value on all calculation days, you will not receive any contingent coupon payments over the term of the securities.

Contingent Coupon Payment Dates:

Quarterly, on the third business day following each calculation day (as each such calculation day may be postponed pursuant to “—Market Disruption Events and Postponement Provisions” below, if applicable); provided that the contingent coupon payment date with respect to the final calculation day will be the stated maturity date.

Contingent Coupon Rate:	The “contingent coupon rate” is 10.80% per annum.
Automatic Call:

If the closing value of the lowest performing Underlying on any of the quarterly calculation days in January, April, July and October, from January 2027 to April 2029, inclusive, is greater than or equal to its starting value, the securities will be automatically called, and on the related call settlement date you will be entitled to receive a cash payment per security in U.S. dollars equal to the face amount plus a final contingent coupon payment. The securities will not be subject to an automatic call until the second calculation day, which is approximately six months after the issue date.

If the securities are automatically called, they will cease to be outstanding on the related call settlement date and you will have no further rights under the securities after such call settlement date. You will not receive any notice from us if the securities are automatically called.

Calculation Days:

Quarterly, on the 24th day of each January, April, July and October, commencing in October 2026 and ending in July 2029, each subject to postponement as described below under “—Market Disruption Events and Postponement Provisions.” We refer to the calculation day scheduled to occur in July 2029 (July 24, 2029) as the “final calculation day.”

Call Settlement Date:	Three business days after the applicable calculation day (as each such calculation day may be postponed pursuant to “—Market Disruption Events and Postponement Provisions” below, if applicable).
Stated Maturity Date:	July 27, 2029, subject to postponement. The securities are not subject to repayment at the option of any holder of the securities prior to the stated maturity date.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Shares of the iShares® Expanded Tech-Software Sector ETF, the S&P 500® Index and the Shares of the State Street® Consumer Discretionary Select Sector SPDR® ETF due July 27, 2029

Maturity Payment Amount:

If the securities are not automatically called prior to the stated maturity date, you will be entitled to receive on the stated maturity date a cash payment per security in U.S. dollars equal to the maturity payment amount (in addition to the final contingent coupon payment, if due). The “maturity payment amount” per security will equal:

• if the ending value of the lowest performing Underlying on the final calculation day is greater than or equal to its downside threshold value: $1,000; or

• if the ending value of the lowest performing Underlying on the final calculation day is less than its downside threshold value:

$1,000 × performance factor of the lowest performing Underlying on the final calculation day

If the securities are not automatically called prior to stated maturity and the ending value of the lowest performing Underlying on the final calculation day is less than its downside threshold value, you will lose more than 35%, and possibly all, of the face amount of your securities at stated maturity.

Any return on the securities will be limited to the sum of your contingent coupon payments, if any. You will not participate in any appreciation of any Underlying, but you will have full downside exposure to the lowest performing Underlying on the final calculation day if the ending value of that Underlying is less than its downside threshold value.

Lowest Performing Underlying:	For any calculation day, the “lowest performing Underlying” will be the Underlying with the lowest performance factor on that calculation day.
Performance Factor:	With respect to an Underlying on any calculation day, its closing value on such calculation day divided by its starting value (expressed as a percentage).
Closing Value:

With respect to a Fund on any trading day, its fund closing price on that trading day; and with respect to an Index on any trading day, its closing level on that trading day.

With respect to a Fund, “fund closing price”, “closing price” and “adjustment factor” have the meaning set forth under “General Terms of the Securities — Certain Terms for Securities Linked to a Fund — Certain Definitions” in the accompanying product supplement.

With respect to an Index, “closing level” has the meaning set forth under “General Terms of the Securities — Certain Terms for Securities Linked to an Index — Certain Definitions” in the accompanying product supplement.

Starting Value:

With respect to the iShares® Expanded Tech-Software Sector ETF: $87.98, its closing value on the pricing date.

With respect to the S&P 500® Index: 7,411.98, its closing value on the pricing date.

With respect to the State Street® Consumer Discretionary Select Sector SPDR® ETF: $109.41, its closing value on the pricing date.

Ending Value:	The “ending value” of an Underlying will be its closing value on the final calculation day.
Coupon Threshold Value:

With respect to the iShares® Expanded Tech-Software Sector ETF: $57.187, which is equal to 65% of its starting value.

With respect to the S&P 500® Index: 4,817.787, which is equal to 65% of its starting value.

With respect to the State Street® Consumer Discretionary Select Sector SPDR® ETF: $71.1165, which is equal to 65% of its starting value.

Downside Threshold Value:

With respect to the iShares® Expanded Tech-Software Sector ETF: $57.187, which is equal to 65% of its starting value.

With respect to the S&P 500® Index: 4,817.787, which is equal to 65% of its starting value.

With respect to the State Street® Consumer Discretionary Select Sector SPDR® ETF: $71.1165, which is equal to 65% of its starting value.

Market Disruption Events and Postponement Provisions:

Each calculation day is subject to postponement due to non-trading days and the occurrence of a market disruption event. In addition, the stated maturity date will be postponed if the final calculation day is postponed and will be adjusted for non-business days. For more information regarding adjustments to the calculation days and the stated maturity date, see “General Terms of the Securities—Consequences of a Market Disruption Event; Postponement of a Calculation Day—Securities Linked to Multiple Market Measures” and “—Payment Dates” in the accompanying product supplement. For purposes of the accompanying product supplement, each call settlement date and the stated maturity date is a “payment date.” In addition, for information regarding the circumstances that may result in a market disruption event, see “General Terms of the Securities—Certain Terms for Securities Linked to an Index—Market Disruption Events” and “—Certain Terms for Securities Linked to a Fund—Market Disruption Events”, as applicable, in the accompanying product supplement.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Shares of the iShares® Expanded Tech-Software Sector ETF, the S&P 500® Index and the Shares of the State Street® Consumer Discretionary Select Sector SPDR® ETF due July 27, 2029

Calculation Agent:	Scotia Capital Inc., an affiliate of the Bank
Material Tax Consequences:

For a discussion of Canadian income tax considerations to a holder of owning the securities, see “Canadian Income Tax Consequences” herein. For a discussion of United States federal income and certain estate tax considerations to a holder's ownership and disposition of the securities, see “Material U.S. Federal Income Tax Consequences” herein.

Tax Redemption:

The Bank (or its successor) may redeem the securities, in whole but not in part, at a redemption price determined by the Calculation Agent in a manner reasonably calculated to preserve your and our relative economic position, if it is determined that changes in tax laws of Canada (or the jurisdiction of organization of the successor to the Bank) or of any political subdivision or taxing authority thereof or therein affecting taxation or their interpretation will result in the Bank (or its successor) becoming obligated to pay additional amounts with respect to the securities. See “Tax Redemption” in the accompanying product supplement.

Agents:

Scotia Capital (USA) Inc. and Wells Fargo Securities, LLC.

Scotia Capital (USA) Inc. or one of our affiliates has agreed to purchase the aggregate face amount of the securities and as part of the distribution, has agreed to sell the securities to WFS at a discount of $23.25 (2.325%) per security. WFS will provide selected dealers, which may include WFA, with a selling concession of $17.50 (1.75%) per security, and WFA may receive a distribution expense fee of $0.75 (0.075%) per security for securities sold by WFA.

In addition, in respect of certain securities sold in this offering, we will pay a fee of up to $3.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.

See also “Supplemental Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement.

The price at which you purchase the securities includes costs that the Bank, the Agents or their respective affiliates expect to incur and profits that the Bank, the Agents or their respective affiliates expect to realize in connection with hedging activities related to the securities, as set forth above. These costs and profits will likely reduce the secondary market price, if any secondary market develops, for the securities. As a result, you may experience an immediate and substantial decline in the market value of your securities on the pricing date. See “Selected Risk Considerations — Risks Relating To The Estimated Value Of The Securities And Any Secondary Market — The Inclusion of Dealer Spread and Projected Profit from Hedging in the Original Offering Price is Likely to Adversely Affect Secondary Market Prices” in this pricing supplement.

Status:

The securities will constitute direct, senior, unsubordinated and unsecured obligations of the Bank ranking pari passu with all other direct, senior, unsecured and unsubordinated indebtedness of the Bank from time to time outstanding (except as otherwise prescribed by law). Holders will not have the benefit of any insurance under the provisions of the CDIC Act, the U.S. Federal Deposit Insurance Act or under any other deposit insurance regime.

Listing:	The securities will not be listed on any securities exchange or automated quotation system
Use of Proceeds:	General corporate purposes
Clearance and Settlement:	The Depository Trust Company
Canadian Bail-in:	The securities are not bail-inable debt securities under the CDIC Act
Denominations:	$1,000 and any integral multiple of $1,000.
CUSIP / ISIN:	063941CN6 / US063941CN68

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Shares of the iShares® Expanded Tech-Software Sector ETF, the S&P 500® Index and the Shares of the State Street® Consumer Discretionary Select Sector SPDR® ETF due July 27, 2029

Additional Information about the Issuer and the Securities

You should read this pricing supplement together with product supplement No. WF-1 dated November 8, 2024, the underlier supplement dated November 8, 2024, the prospectus supplement dated November 8, 2024 and the prospectus dated November 8, 2024 for additional information about the securities. Information included in this pricing supplement supersedes information in the product supplement, underlier supplement, prospectus supplement and prospectus to the extent it is different from that information. Certain defined terms used but not defined herein have the meanings set forth in the product supplement, prospectus supplement or prospectus. In the event of any conflict, this pricing supplement will control. The securities may vary from the terms described in the accompanying product supplement, prospectus supplement and prospectus in several important ways. You should read this pricing supplement, including the documents incorporated herein, carefully.

You may access the product supplement, underlier supplement, prospectus supplement and prospectus on the SEC website www.sec.gov as follows (or if such address has changed, by reviewing our filing for the relevant date on the SEC website):

• Product Supplement No. WF-1 dated November 8, 2024:

http://www.sec.gov/Archives/edgar/data/9631/000183988224038307/bns_424b2-21316.htm

• Underlier Supplement dated November 8, 2024:

http://www.sec.gov/Archives/edgar/data/9631/000183988224038308/bns_424b2-21314.htm

• Prospectus Supplement dated November 8, 2024:

http://www.sec.gov/Archives/edgar/data/9631/000183988224038303/bns_424b3-21311.htm

• Prospectus dated November 8, 2024:

http://www.sec.gov/Archives/edgar/data/9631/000119312524253771/d875135d424b3.htm

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Shares of the iShares® Expanded Tech-Software Sector ETF, the S&P 500® Index and the Shares of the State Street® Consumer Discretionary Select Sector SPDR® ETF due July 27, 2029

Estimated Value of the Securities

The Bank's estimated value of the securities set forth on the cover of this pricing supplement is equal to the sum of the values of the following hypothetical components: (1) a fixed-income debt component with the same maturity as the securities, valued using our internal funding rate for structured debt described below, and (2) the derivative or derivatives underlying the economic terms of the securities. The Bank's estimated value does not represent a minimum price at which the Bank would be willing to buy your securities in any secondary market (if any exists) at any time. The internal funding rate used in the determination of the Bank's estimated value generally represents a discount from the credit spreads for our conventional fixed-rate debt. The discount is based on, among other things, our view of the funding value of the securities as well as the higher issuance, operational and ongoing liability management costs of the securities in comparison to those costs for our conventional fixed-rate debt. For additional information, see “Selected Risk Considerations — Risks Relating To The Estimated Value Of The Securities And Any Secondary Market — The Bank's Estimated Value Is Not Determined By Reference To Credit Spreads For Our Conventional Fixed-Rate Debt.” The value of the derivative or derivatives underlying the economic terms of the securities is derived from the Bank's internal pricing model. This model is dependent on inputs such as the traded market prices of comparable derivative instruments and on various other inputs, some of which are market-observable, and which can include volatility, dividend rates, interest rates and other factors, as well as assumptions about future market events and/or environments. Accordingly, the Bank's estimated value of the securities was determined when the terms of the securities were set based on market conditions and other relevant factors and assumptions existing at that time. See “Selected Risk Considerations — Risks Relating To The Estimated Value Of The Securities And Any Secondary Market — The Bank's Estimated Value Does Not Represent Future Values Of The Securities And May Differ From Others' Estimates.”

The Bank's estimated value of the securities is lower than the original offering price of the securities because costs associated with selling, structuring and hedging the securities are included in the original offering price of the securities . These costs include the selling commissions paid to the Agents and other affiliated or unaffiliated dealers, the projected profits that we or our hedge provider expect to realize for assuming risks inherent in hedging our obligations under the securities and the estimated cost of hedging our obligations under the securities. The profits also include an estimate of the difference between the amounts we or our hedge provider pay and receive in a hedging transaction with our affiliate and/or an affiliate of WFS in connection with your securities. We pay to such hedge provider amounts based on, but at a discount to, what we would pay to holders of a non-structured note with a similar maturity. In return for such payment, such hedge provider pays to us the amount we owe under the securities. Because hedging our obligations entails risk and may be influenced by market forces beyond our control, this hedging may result in a profit that is more or less than expected, or it may result in a loss. We or one or more of our affiliates will retain any profits realized in hedging our obligations under the securities. See “Selected Risk Considerations — Risks Relating To The Estimated Value Of The Securities And Any Secondary Market — The Bank's Estimated Value Of The Securities Is Lower Than The Original Offering Price Of The Securities” in this pricing supplement.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Shares of the iShares® Expanded Tech-Software Sector ETF, the S&P 500® Index and the Shares of the State Street® Consumer Discretionary Select Sector SPDR® ETF due July 27, 2029

Investor Considerations

The securities are not appropriate for all investors. The securities may be an appropriate investment for investors who:

◼ seek an investment with contingent coupon payments at a rate of 10.80% per annum until the earlier of stated maturity or automatic call, if, and only if, the closing value of the lowest performing Underlying on the applicable calculation day is greater than or equal to 65% of its starting value;

◼ understand that if the ending value of the lowest performing Underlying on the final calculation day has declined by more than 35% from its starting value, they will be fully exposed to the decline in the lowest performing Underlying from its starting value and will lose more than 35%, and possibly all, of the face amount at stated maturity;

◼ are willing to accept the risk that they may receive few or no contingent coupon payments over the term of the securities;

◼ understand that the securities may be automatically called prior to stated maturity and that the term of the securities may be as short as approximately six months;

◼ understand that the return on the securities will depend solely on the performance of the Underlying that is the lowest performing Underlying on each calculation day and that they will not benefit in any way from the performance of a better performing Underlying;

◼ understand that the securities are riskier than alternative investments linked to only one of the Underlyings or linked to a basket composed of each Underlying;

◼ understand and are willing to accept the full downside risks of each Underlying;

◼ are willing to forgo participation in any appreciation of any Underlying and dividends on the shares of a Fund and the securities held by or included in the Underlyings; and

◼ are willing to hold the securities until maturity.

The securities may not be an appropriate investment for investors who:

◼ seek a liquid investment or are unable or unwilling to hold the securities to maturity;

◼ require full payment of the face amount of the securities at stated maturity;

◼ seek a security with a fixed term;

◼ are unwilling to purchase securities with an estimated value as of the pricing date that is lower than the original offering price;

◼ are unwilling to accept the risk that the closing value of the lowest performing Underlying on the final calculation day may decline by more than 35% from its starting value;

◼ seek certainty of current income over the term of the securities;

◼ seek exposure to the upside performance of any or each Underlying;

◼ seek exposure to a basket composed of each Underlying or a similar investment in which the overall return is based on a blend of the performances of the Underlyings, rather than solely on the lowest performing Underlying;

◼ are unwilling to accept the risk of exposure to the Underlyings;

◼ are unwilling to accept the credit risk of the Bank; or

◼ prefer the lower risk of conventional fixed income investments with comparable maturities issued by companies with comparable credit ratings.

The considerations identified above are not exhaustive. Whether or not the securities are an appropriate investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the appropriateness of an investment in the securities in light of your particular circumstances. You should also review carefully the “Selected Risk Considerations” herein and the “Risk Factors” in the accompanying product supplement for risks related to an investment in the securities. For more information about the Underlyings, please see the section titled “The Underlyings” below.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Shares of the iShares® Expanded Tech-Software Sector ETF, the S&P 500® Index and the Shares of the State Street® Consumer Discretionary Select Sector SPDR® ETF due July 27, 2029

Determining Payment On A Contingent Coupon Payment Date and at Maturity

If the securities have not been previously automatically called, on each contingent coupon payment date, you will either receive a contingent coupon payment or you will not receive a contingent coupon payment, depending on the closing value of the Underlyings on the related calculation day.

Step 1: Determine which Underlying is the lowest performing Underlying on the relevant calculation day. The lowest performing Underlying on any calculation day is the Underlying with the lowest performance factor on that calculation day. The performance factor of an Underlying on a calculation day is its closing value on that calculation day as a percentage of its starting value (i.e., its closing value on that calculation day divided by its starting value).

Step 2: Determine whether a contingent coupon payment is paid on the applicable contingent coupon payment date based on the closing value of the lowest performing Underlying on the relevant calculation day, as follows:

If the securities have not been automatically called prior to the stated maturity date, then at maturity you will receive (in addition to the final contingent coupon payment, if due) a cash payment per security (the maturity payment amount) calculated as follows:

Step 1: Determine which Underlying is the lowest performing Underlying on the final calculation day. The lowest performing Underlying on the final calculation day is the Underlying with the lowest performance factor on the final calculation day. The performance factor of an Underlying on the final calculation day is its ending value as a percentage of its starting value (i.e., its ending value divided by its starting value).

Step 2: Calculate the maturity payment amount based on the ending value of the lowest performing Underlying, as follows:

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Shares of the iShares® Expanded Tech-Software Sector ETF, the S&P 500® Index and the Shares of the State Street® Consumer Discretionary Select Sector SPDR® ETF due July 27, 2029

Hypothetical Payout Profile

The following profile illustrates the potential maturity payment amount on the securities (excluding the final contingent coupon payment, if due) for a range of hypothetical performances of the lowest performing Underlying on the final calculation day from its starting value to its ending value, assuming the securities have not been automatically called prior to the stated maturity date. As this profile illustrates, in no event will you have a positive rate of return based solely on the maturity payment amount received at maturity; any positive return will be based solely on the contingent coupon payments, if any, received during the term of the securities. This graph has been prepared for purposes of illustration only. Your actual return will depend on the actual ending value of the lowest performing Underlying on the final calculation day and whether you hold your securities to stated maturity. The performance of a better performing Underlying is not relevant to your return on the securities.

60%
40%
20%
0%
-20%
-40%
-60%
-80%
-100%
Security Return at Maturity
35% contingent downside protection
Return of lowest performing Underlying at Maturity
-100%
-80%
-60%
-40%
-20%
0%
20%
40%
60%
Hypothetical Security Return
Hypothetical Underlying Return

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Shares of the iShares® Expanded Tech-Software Sector ETF, the S&P 500® Index and the Shares of the State Street® Consumer Discretionary Select Sector SPDR® ETF due July 27, 2029

Selected Risk Considerations

The securities have complex features and investing in the securities will involve risks not associated with an investment in conventional debt securities. Some of the risks that apply to an investment in the securities are summarized below, but we urge you to read the more detailed explanation of the risks relating to the securities generally in the “Risk Factors” section of the accompanying product supplement. You should reach an investment decision only after you have carefully considered with your advisors the appropriateness of an investment in the securities in light of your particular circumstances.

Risks Relating To The Securities Generally

If The Securities Are Not Automatically Called Prior To Stated Maturity, You May Lose Some Or All Of The Face Amount Of Your Securities At Stated Maturity.

We will not repay you a fixed amount on the securities at stated maturity. If the securities are not automatically called prior to stated maturity, you will receive a maturity payment amount that will be equal to or less than the face amount, depending on the ending value of the lowest performing Underlying on the final calculation day.

If the ending value of the lowest performing Underlying on the final calculation day is less than its downside threshold value, the maturity payment amount will be reduced by an amount equal to the decline in the value of the lowest performing Underlying from its starting value (expressed as a percentage of its starting value). The downside threshold value for each Underlying is 65% of its starting value. For example, if the securities are not automatically called and the lowest performing Underlying on the final calculation day has declined by 35.1% from its starting value to its ending value, you will not receive any benefit of the contingent downside protection feature and you will lose 35.1% of the face amount. As a result, you will not receive any protection if the value of the lowest performing Underlying on the final calculation day declines significantly and you may lose some, and possibly all, of the face amount at stated maturity, even if the value of the lowest performing Underlying is greater than or equal to its starting value or its downside threshold value at certain times during the term of the securities.

Even if the ending value of the lowest performing Underlying on the final calculation day is greater than or equal to its downside threshold value, the maturity payment amount will not exceed the face amount, and your yield on the securities, taking into account any contingent coupon payments you may have received during the term of the securities, may be less than the yield you would earn if you bought a traditional interest-bearing debt security of the Bank or another issuer with a similar credit rating.

The Securities Do Not Provide For Fixed Payments Of Interest And You May Receive No Coupon Payments On One Or More Contingent Coupon Payment Dates, Or Even Throughout The Entire Term Of The Securities.

On each contingent coupon payment date you will receive a contingent coupon payment if, and only if, the closing value of the lowest performing Underlying on the related calculation day is greater than or equal to its coupon threshold value. The coupon threshold value for each Underlying is 65% of its starting value. If the closing value of the lowest performing Underlying on any calculation day is less than its coupon threshold value, you will not receive any contingent coupon payment on the related contingent coupon payment date. If the closing value of the lowest performing Underlying is less than its coupon threshold value on each calculation day over the term of the securities, you will not receive any contingent coupon payments over the entire term of the securities.

The Securities Are Subject To The Full Risks Of Each Underlying And Will Be Negatively Affected If Any Underlying Performs Poorly, Even If Another Underlying Performs Favorably.

You are subject to the full risks of each Underlying. If any Underlying performs poorly, you will be negatively affected, even if another Underlying performs favorably. The securities are not linked to a basket composed of the Underlyings, where the better performance of an Underlying could offset the poor performance of another. Instead, you are subject to the full risks of whichever Underlying is the lowest performing Underlying on each calculation day. As a result, the securities are riskier than an alternative investment linked to only one of the Underlyings or linked to a basket composed of each Underlying. You should not invest in the securities unless you understand and are willing to accept the full downside risks of each Underlying.

Your Return On The Securities Will Depend Solely On The Performance Of The Underlying That Is The Lowest Performing Underlying On Each Calculation Day, And You Will Not Benefit In Any Way From The Performance Of A Better Performing Underlying.

Your return on the securities will depend solely on the performance of the Underlying that is the lowest performing Underlying on each calculation day. Although it is necessary for each Underlying to close above its respective coupon threshold value on the relevant calculation day in order for you to receive a contingent coupon payment and above its respective downside threshold value on the final calculation day for you to receive the face amount of your securities at maturity, you will not benefit in any way from the performance of a better performing Underlying. The securities may underperform an alternative investment linked to a basket composed of the Underlyings, since in such case the performance of any better performing Underlying(s) would be blended with the performance of the lowest performing Underlying, resulting in a better return than the return of the lowest performing Underlying alone.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Shares of the iShares® Expanded Tech-Software Sector ETF, the S&P 500® Index and the Shares of the State Street® Consumer Discretionary Select Sector SPDR® ETF due July 27, 2029

You Will Be Subject To Risks Resulting From The Relationship Among The Underlyings.

It is preferable from your perspective for the Underlyings to be correlated with each other so that their values will tend to increase or decrease at similar times and by similar magnitudes. By investing in the securities, you assume the risk that the Underlyings will not exhibit this relationship. The less correlated the Underlyings, the more likely it is that any one of the Underlyings will be performing poorly at any time over the term of the securities. All that is necessary for the securities to perform poorly is for one of the Underlyings to perform poorly; the performance of a better performing Underlying is not relevant to your return on the securities. It is impossible to predict what the relationship among the Underlyings will be over the term of the securities. To the extent the Underlyings represent a different equity market, such equity markets may not perform similarly over the term of the securities.

You May Be Fully Exposed To The Decline In The Lowest Performing Underlying On The Final Calculation Day From Its Starting Value, But Will Not Participate In Any Positive Performance Of Any Underlying.

Even though you will be fully exposed to a decline in the value of the lowest performing Underlying on the final calculation day if its ending value is below its downside threshold value, you will not participate in any increase in the value of any Underlying over the term of the securities. Your maximum possible return on the securities will be limited to the sum of the contingent coupon payments you receive, if any. Consequently, your return on the securities may be significantly less than the return you could achieve on an alternative investment that provides for participation in an increase in the value of any or each Underlying.

Higher Contingent Coupon Rates Are Associated With Greater Risk.

The securities offer contingent coupon payments at a higher rate, if paid, than the fixed rate we would pay on conventional debt securities of the same maturity. These higher potential contingent coupon payments are associated with greater levels of expected risk as of the pricing date as compared to conventional debt securities, including the risk that you may not receive a contingent coupon payment on one or more, or any, contingent coupon payment dates and the risk that you may lose a substantial portion, and possibly all, of the face amount at maturity. The volatility of the Underlyings and the correlation among the Underlyings are important factors affecting this risk. Volatility is a measurement of the size and frequency of daily fluctuations in the value of an Underlying, typically observed over a specified period of time. Volatility can be measured in a variety of ways, including on a historical basis or on an expected basis as implied by option prices in the market. Correlation is a measurement of the extent to which the values of the Underlyings tend to fluctuate at the same time, in the same direction and in similar magnitudes. Greater expected volatility of the Underlyings or lower expected correlation among the Underlyings as of the pricing date may result in a higher contingent coupon rate, but it also represents a greater expected likelihood as of the pricing date that the closing value of at least one Underlying will be less than its coupon threshold value on one or more calculation days, such that you will not receive one or more, or any, contingent coupon payments during the term of the securities, and that the closing value of at least one Underlying will be less than its downside threshold value on the final calculation day such that you will lose a substantial portion, and possibly all, of the face amount at maturity. In general, the higher the contingent coupon rate is relative to the fixed rate we would pay on conventional debt securities, the greater the expected risk that you will not receive one or more, or any, contingent coupon payments during the term of the securities and that you will lose a substantial portion, and possibly all, of the face amount at maturity.

You Will Be Subject To Reinvestment Risk.

If your securities are automatically called, the term of the securities may be reduced to as short as approximately six months. There is no guarantee that you would be able to reinvest the proceeds from an investment in the securities at a comparable return for a similar level of risk in the event the securities are automatically called prior to maturity.

Risks Relating To An Investment In The Bank’s Debt Securities, Including The Securities

Your Investment Is Subject To The Credit Risk Of The Bank.

The securities are senior unsecured debt obligations of the Bank, and are not, either directly or indirectly, an obligation of any third party. As further described in the accompanying prospectus, product supplement and prospectus supplement, the securities will rank on a parity with all of the other unsecured and unsubordinated debt obligations of the Bank, except such obligations as may be preferred by operation of law. Any payment to be made on the securities, including the maturity payment amount, depends on the ability of the Bank to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of the Bank may affect the market value of the securities and, in the event the Bank were to default on its obligations, you may not receive the amounts owed to you under the terms of the securities. If you sell the securities prior to maturity, you may receive substantially less than the face amount of your securities.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Shares of the iShares® Expanded Tech-Software Sector ETF, the S&P 500® Index and the Shares of the State Street® Consumer Discretionary Select Sector SPDR® ETF due July 27, 2029

Risks Relating To The Estimated Value Of The Securities And Any Secondary Market

The Inclusion Of Dealer Spread And Projected Profit From Hedging In The Original Offering Price Is Likely To Adversely Affect Secondary Market Prices.

Assuming no change in market conditions or any other relevant factors, the price, if any, at which Scotia Capital (USA) Inc. or any other party is willing to purchase the securities at any time in secondary market transactions will likely be significantly lower than the original offering price, since secondary market prices are likely to exclude discounts and underwriting commissions paid with respect to the securities and the cost of hedging our obligations under the securities that are included in the original offering price. The cost of hedging includes the projected profit that we or our hedge provider may realize in consideration for assuming the risks inherent in managing the hedging transactions. These secondary market prices are also likely to be reduced by the costs of unwinding the related hedging transactions. The profits also include an estimate of the difference between the amounts we or our hedge provider pay and receive in a hedging transaction with our affiliate and/or an affiliate of WFS in connection with your securities. In addition, any secondary market prices may differ from values determined by pricing models used by Scotia Capital (USA) Inc. or WFS as a result of dealer discounts, mark-ups or other transaction costs.

WFS has advised us that if it or any of its affiliates makes a secondary market in the securities at any time up to the issue date or during the 3-month period following the issue date, the secondary market price offered by WFS or any of its affiliates will be increased by an amount reflecting a portion of the costs associated with selling, structuring and hedging the securities that are included in the original offering price. Because this portion of the costs is not fully deducted upon issuance, WFS has advised us that any secondary market price it or any of its affiliates offers during this period will be higher than it otherwise would be outside of this period, as any secondary market price offered outside of this period will reflect the full deduction of the costs as described above. WFS has advised us that the amount of this increase in the secondary market price will decline steadily to zero over this 3-month period. If you hold the securities through an account at WFS or any of its affiliates, WFS has advised us that it expects that this increase will also be reflected in the value indicated for the securities on your brokerage account statement.

The Bank's Estimated Value Of The Securities Is Lower Than The Original Offering Price Of The Securities.

The Bank's estimated value is only an estimate using several factors. The original offering price of the securities exceeds the Bank's estimated value because costs associated with selling and structuring the securities, as well as hedging the securities, are included in the original offering price of the securities. These costs include the selling commissions and the estimated cost of using a third party hedge provider to hedge our obligations under the securities. See “The Bank's Estimated Value of the Securities” in this pricing supplement.

The Bank's Estimated Value Does Not Represent Future Values Of The Securities And May Differ From Others' Estimates.

The Bank's estimated value of the securities was determined by reference to the Bank's internal pricing models when the terms of the securities were set. This estimated value is based on market conditions and other relevant factors existing at that time and the Bank's assumptions about market parameters, which can include volatility, dividend rates, interest rates and other factors as well as an estimate of the difference between the amounts we or our hedge provider pay and receive in a hedging transaction with our affiliate and/or an affiliate of WFS in connection with your securities. Different pricing models and assumptions could provide valuations for securities that are greater than or less than the Bank's estimated value. In addition, market conditions and other relevant factors in the future may change, and any assumptions may prove to be incorrect. On future dates, the value of the securities could change significantly based on, among other things, changes in market conditions, our creditworthiness, interest rate movements and other relevant factors, which may impact the price, if any, at which the Bank would be willing to buy securities from you in secondary market transactions. See “The Bank's Estimated Value of the Securities” in this pricing supplement.

The Bank's Estimated Value Is Not Determined By Reference To Credit Spreads For Our Conventional Fixed-Rate Debt.

The internal funding rate used in the determination of the Bank's estimated value generally represents a discount from the credit spreads for our conventional fixed-rate debt. If the Bank were to use the interest rate implied by our conventional fixed-rate credit spreads, we would expect the economic terms of the securities to be more favorable to you. Consequently, our use of an internal funding rate has an adverse effect on the terms of the securities and any secondary market prices of the securities. See “The Bank's Estimated Value of the Securities” in this pricing supplement.

If The Values Of The Underlyings Change, The Market Value Of Your Securities May Not Change In The Same Manner.

Your securities may trade quite differently from the performance of the Underlyings. Changes in the values of the Underlyings may not result in a comparable change in the market value of your securities. We discuss some of the reasons for this disparity under “— Risks Relating To The Estimated Value Of The Securities And Any Secondary Market — The Price at Which the Securities May Be Sold Prior to Maturity will Depend on a Number of Factors and May Be Substantially Less Than the Amount for Which They Were Originally Purchased” herein.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Shares of the iShares® Expanded Tech-Software Sector ETF, the S&P 500® Index and the Shares of the State Street® Consumer Discretionary Select Sector SPDR® ETF due July 27, 2029

The Price At Which The Securities May Be Sold Prior To Maturity Will Depend On A Number Of Factors And May Be Substantially Less Than The Amount For Which They Were Originally Purchased.

The price at which the securities may be sold prior to maturity will depend on a number of factors. Some of these factors include, but are not limited to: (i) actual or anticipated changes in the value of the Underlyings over the full term of the security, (ii) volatility of the value of the Underlyings and the market's perception of future volatility of the value of the Underlyings, (iii) changes in interest rates generally, (iv) any actual or anticipated changes in our credit ratings or credit spreads, (v) dividend yields on the Underlyings and/or the constituents of an Index (the “index constituent stocks”) and (vi) time remaining to maturity. In particular, because the provisions of the securities relating to the automatic call feature, the contingent coupon payment feature and the maturity payment amount behave like options, the price of the security will vary in ways which are non-linear and may not be intuitive.

Depending on the actual or anticipated value of the Underlyings and other relevant factors, the market value of the securities may decrease and you may receive substantially less than 100.00% of the original offering price if you sell your securities prior to maturity.

The Securities Lack Liquidity.

The securities will not be listed on any securities exchange or automated quotation system. Therefore, there may be little or no secondary market for the securities. Scotia Capital (USA) Inc. may, but is not obligated to, make a market in the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Because we do not expect that other broker-dealers will participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which Scotia Capital (USA) Inc. is willing to purchase the securities from you. If at any time Scotia Capital (USA) Inc. was not to make a market in the securities, it is likely that there would be no secondary market for the securities. Accordingly, you should be willing to hold your securities to maturity.

Risks Relating To The Underlyings

Any Payments On The Securities And Whether The Securities Are Automatically Called Will Depend Upon The Performance Of The Underlyings And Therefore The Securities Are Subject To The Following Risks, Each As Discussed In More Detail In The Accompanying Product Supplement.

●Investing In The Securities Is Not The Same As Investing In The Underlyings. Investing in the securities is not equivalent to investing in the Underlyings. As an investor in the securities, your return will not reflect the return you would realize if you actually owned and held a Fund or the securities included in the Underlyings for a period similar to the term of the securities because you will not receive any dividend payments, distributions or any other payments paid on those securities. As a holder of the securities, you will not have any voting rights or any other rights that holders of a Fund or the securities included in the Underlyings would have.

●Historical Values Of A Market Measure Should Not Be Taken As An Indication Of The Future Performance Of Such Market Measure During The Term Of The Securities.

●Changes That Affect A Fund Or Its Fund Underlying Index May Adversely Affect The Value Of The Securities And Any Payments On The Securities.

●We, The Agents And Our Or Their Respective Affiliates Cannot Control Actions By Any Of The Unaffiliated Companies Whose Securities Are Included In A Fund Or Its Fund Underlying Index.

●We, The Agents And Our Or Their Respective Affiliates Have No Affiliation With Any Fund Sponsor Or Fund Underlying Index Sponsor And Have Not Independently Verified Their Public Disclosure Of Information.

●An Investment Linked To The Shares Of A Fund Is Different From An Investment Linked To Its Fund Underlying Index.

●There Are Management And Liquidity Risks Associated With A Fund.

●Anti-dilution Adjustments Relating To The Shares Of A Fund Do Not Address Every Event That Could Affect Such Shares.

●Changes That Affect An Index May Adversely Affect The Value Of The Securities And Any Payments On The Securities.

●We Cannot Control Actions By Any Of The Unaffiliated Companies Whose Securities Are Included In Any Index.

●We And Our Affiliates And The Agents And Their Affiliates Have No Affiliation With Any Index Sponsor And Have Not Independently Verified Their Public Disclosure Of Information.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Shares of the iShares® Expanded Tech-Software Sector ETF, the S&P 500® Index and the Shares of the State Street® Consumer Discretionary Select Sector SPDR® ETF due July 27, 2029

The Securities Are Subject To Risks Associated With The Sector Tracked By A Fund.

An applicable Fund is comprised of the stocks of companies in a particular sector as described elsewhere in this document. Because an applicable Fund tracks the performance of companies in one particular sector of the economy, such Fund will be subject to risks associated with the relevant sector. The performance of companies in a particular sector of the economy will be influenced by many factors that interact in complex and unpredictable ways, including, without limitation, supply and demand for the products and services offered by such companies, industry competition, geopolitical events, public health conditions, interest rates and governmental action. Adverse developments in the sector tracked by a Fund may have a material adverse effect on the value of that Fund and, accordingly, on the value of the Securities. Because such Fund invests in securities issued by companies in only one sector of the economy, such Fund may underperform alternative investments that are based on the performance of a more diversified group of assets.

An Index Reflects Price Return Only And Not Total Return.

The return on your securities is based, in part, on the performance of an Index, which reflects the changes in the market prices of its index constituent stocks. It is not, however, linked to a “total return” index or strategy, which, in addition to reflecting those price returns, would also reflect dividends paid on the index constituent stocks. The return on your securities will not include such a total return feature or dividend component.

The Securities Are Subject To Risks Associated With Non-U.S. Securities.

The iShares® Expanded Tech-Software Sector ETF is subject to risks associated with non-U.S. securities. Market developments may affect non-U.S. markets differently from U.S. securities markets and direct or indirect government intervention to stabilize these non-U.S. markets, as well as cross shareholdings in non-U.S. companies, may affect trading prices and volumes in those markets. Securities issued by non-U.S. companies are subject to political, economic, financial and social factors that may be unique to the particular country. These factors, which could negatively affect the applicable securities held by the iShares® Expanded Tech-Software Sector ETF, include the possibility of recent or future changes in the non-U.S. government’s economic and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other non-U.S. laws or restrictions applicable to non-U.S. companies or investments in non-U.S. equity securities and the possibility of fluctuations in the rate of exchange between currencies. Moreover, certain aspects of a particular non-U.S. economy may differ favorably or unfavorably from the U.S. economy in important respects, such as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.

Non-U.S. securities may also be subject to regulatory risks, including sanctions. For instance, pursuant to U.S. executive orders, U.S. persons are prohibited from engaging in transactions in publicly traded securities of certain companies that are determined to be linked to the military, intelligence and security apparatus of the People’s Republic of China. The prohibition also covers any securities that are derivative of, or are designed to provide investment exposure to, such securities. Actions taken by the sponsor of the Fund Underlying Index of the iShares® Expanded Tech-Software Sector ETF or the sponsor of the iShares® Expanded Tech-Software Sector ETF in response to any such developments could adversely affect the performance of the Fund and, as a result, the market value of, and return on the securities.

Risks Relating To Hedging Activities And Conflicts Of Interest

A Participating Dealer Or Its Affiliates May Realize Hedging Profits Projected By Its Proprietary Pricing Models In Addition To Any Selling Concession And/Or Any Distribution Expense Fee, Creating A Further Incentive For The Participating Dealer To Sell The Securities To You.

If any dealer participating in the distribution of the securities (referred to as a “participating dealer”) or any of its affiliates conducts hedging activities for us in connection with the securities, that participating dealer or its affiliate will expect to realize a projected profit from such hedging activities. If a participating dealer receives a concession and/or any distribution expense fee for the sale of the securities to you, this projected profit will be in addition to the concession and/or distribution expense fee, creating a further incentive for the participating dealer to sell the securities to you.

●Hedging Activities By The Bank And/Or The Agents May Negatively Impact Investors In The Securities And Cause Our Respective Interests And Those Of Our Clients And Counterparties To Be Contrary To Those Of Investors In The Securities.

●Market Activities By The Bank Or The Agents For Their Own Respective Accounts Or For Their Respective Clients Could Negatively Impact Investors In The Securities.

●The Bank, The Agents And Their Respective Affiliates Regularly Provide Services To, Or Otherwise Have Business Relationships With, A Broad Client Base, Which Has Included And May Include Issuers Of An Underlying Stock, The Sponsor Or Investment Advisor For A Fund And/Or The Issuers Of Securities Included In An Index Or Held By A Fund.

●Other Investors In The Securities May Not Have The Same Interests As You.

●There Are Potential Conflicts Of Interest Between You And The Calculation Agent.

A Contingent Coupon Payment Date, A Call Settlement Date And The Stated Maturity Date May Be Postponed If A Calculation Day Is Postponed.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Shares of the iShares® Expanded Tech-Software Sector ETF, the S&P 500® Index and the Shares of the State Street® Consumer Discretionary Select Sector SPDR® ETF due July 27, 2029

A calculation day (including the final calculation day) with respect to any Underlying will be postponed if the applicable originally scheduled calculation day is not a trading day with respect to any Underlying or if the calculation agent determines that a market disruption event has occurred or is continuing with respect to that Underlying on that calculation day. If such a postponement occurs with respect to a calculation day other than the final calculation day, then the related contingent coupon payment date or call settlement date, as applicable, will be the business day that follows such postponed calculation day by a number of business days equal to the number of business days between the originally scheduled calculation day and the originally scheduled contingent coupon payment date or call settlement date, as applicable. If such a postponement occurs with respect to the final calculation day, the stated maturity date will be the later of (i) the initial stated maturity date and (ii) three business days after the last final calculation day as postponed.

Risks Relating to Canadian and U.S. Federal Income Taxation

The Tax Consequences Of An Investment In The Securities Are Unclear.

Significant aspects of the tax treatment of the securities are uncertain. You should consult your tax advisor about your tax situation. See “Canadian Income Tax Consequences” and “Material U.S. Federal Income Tax Consequences” in this pricing supplement.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Shares of the iShares® Expanded Tech-Software Sector ETF, the S&P 500® Index and the Shares of the State Street® Consumer Discretionary Select Sector SPDR® ETF due July 27, 2029

Hypothetical Returns

If the securities are automatically called:

If the securities are automatically called prior to stated maturity, you will receive the face amount of your securities plus a final contingent coupon payment on the call settlement date. In the event the securities are automatically called, your total return on the securities will equal any contingent coupon payments received prior to the call settlement date and the contingent coupon payment received on the call settlement date.

If the securities are not automatically called:

If the securities are not automatically called prior to stated maturity, the following table illustrates, for a range of hypothetical performance factors of the lowest performing Underlying on the final calculation day, the hypothetical maturity payment amount payable at stated maturity per security (excluding the final contingent coupon payment, if due). The performance factor of the lowest performing Underlying on the final calculation day is its ending value expressed as a percentage of its starting value (i.e., its ending value divided by its starting value).

Hypothetical performance factor of lowest performing Underlying on final calculation day	Hypothetical maturity payment amount per security
175.00%	$1,000.00
160.00%	$1,000.00
150.00%	$1,000.00
140.00%	$1,000.00
130.00%	$1,000.00
120.00%	$1,000.00
110.00%	$1,000.00
100.00%	$1,000.00
90.00%	$1,000.00
80.00%	$1,000.00
70.00%	$1,000.00
65.00%	$1,000.00
64.00%	$640.00
60.00%	$600.00
50.00%	$500.00
40.00%	$400.00
30.00%	$300.00
20.00%	$200.00
10.00%	$100.00
0.00%	$0.00

The above figures do not take into account contingent coupon payments, if any, received during the term of the securities. As evidenced above, in no event will you have a positive rate of return based solely on the maturity payment amount received at maturity; any positive return will be based solely on the contingent coupon payments, if any, received during the term of the securities.

The above figures are for purposes of illustration only and may have been rounded for ease of analysis. If the securities are not automatically called prior to stated maturity, the actual amount you will receive at stated maturity will depend on the actual ending value of the lowest performing Underlying on the final calculation day. The performance of a better performing Underlying is not relevant to your return on the securities.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Shares of the iShares® Expanded Tech-Software Sector ETF, the S&P 500® Index and the Shares of the State Street® Consumer Discretionary Select Sector SPDR® ETF due July 27, 2029

Hypothetical Contingent Coupon Payments

Set forth below are examples that illustrate how to determine whether a contingent coupon payment will be paid and whether the securities will be automatically called, if applicable, on a contingent coupon payment date prior to the stated maturity date. The examples do not reflect any specific contingent coupon payment date. The following examples assume that the securities are subject to an automatic call on each such calculation day. The securities will not be subject to an automatic call until the second calculation day, which is approximately six months after the issue date. The following examples reflect the contingent coupon rate of 10.80% per annum and assumes the hypothetical starting value, coupon threshold value and closing values for each Underlying indicated in the examples. The terms used for purposes of these hypothetical examples do not represent any actual starting value or coupon threshold value. The hypothetical starting value of 100.00 for each Underlying has been chosen for illustrative purposes only and does not represent the actual starting value. The actual starting value and coupon threshold value for each Underlying were determined on the pricing date and are set forth under “Terms of the Securities” above. For historical data regarding the actual closing values of the Underlyings, see the historical information provided herein. These examples are for purposes of illustration only and the values used in the examples may have been rounded for ease of analysis.

Example 1. The closing value of the lowest performing Underlying on the relevant calculation day is greater than or equal to its coupon threshold value and less than its starting value. As a result, investors receive a contingent coupon payment on the applicable contingent coupon payment date and the securities are not automatically called.

	Shares of the iShares® Expanded Tech-Software Sector ETF	S&P 500® Index	Shares of the State Street® Consumer Discretionary Select Sector SPDR® ETF
Hypothetical starting value:	$100.00	100.00	$100.00
Hypothetical closing value on relevant calculation day:	$90.00	85.00	$95.00
Hypothetical coupon threshold value:	$65.00	65.00	$65.00
Performance factor (closing value on calculation day divided by starting value):	90.00%	85.00%	95.00%

Step 1: Determine which Underlying is the lowest performing Underlying on the relevant calculation day.

In this example, the S&P 500® Index has the lowest performance factor and is, therefore, the lowest performing Underlying on the relevant calculation day.

Step 2: Determine whether a contingent coupon payment will be paid and whether the securities will be automatically called on the applicable contingent coupon payment date.

Since the hypothetical closing value of the lowest performing Underlying on the relevant calculation day is greater than or equal to its coupon threshold value, but less than its starting value, you would receive a contingent coupon payment on the applicable contingent coupon payment date and the securities would not be automatically called. The contingent coupon payment would be equal to $27.00 per security, determined as follows: (i) $1,000 multiplied by 10.80% per annum divided by (ii) 4, rounded to the nearest cent.

Example 2. The closing value of the lowest performing Underlying on the relevant calculation day is less than its coupon threshold value. As a result, investors do not receive a contingent coupon payment on the applicable contingent coupon payment date and the securities are not automatically called.

	Shares of the iShares® Expanded Tech-Software Sector ETF	S&P 500® Index	Shares of the State Street® Consumer Discretionary Select Sector SPDR® ETF
Hypothetical starting value:	$100.00	100.00	$100.00
Hypothetical closing value on the relevant calculation day:	$64.00	105.00	$110.00
Hypothetical coupon threshold value:	$65.00	65.00	$65.00
Performance factor (closing value on calculation day divided by starting value):	64.00%	105.00%	110.00%

Step 1: Determine which Underlying is the lowest performing Underlying on the relevant calculation day.

In this example, the shares of the iShares® Expanded Tech-Software Sector ETF has the lowest performance factor and is, therefore, the lowest performing Underlying on the relevant calculation day.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Shares of the iShares® Expanded Tech-Software Sector ETF, the S&P 500® Index and the Shares of the State Street® Consumer Discretionary Select Sector SPDR® ETF due July 27, 2029

Step 2: Determine whether a contingent coupon payment will be paid and whether the securities will be automatically called on the applicable contingent coupon payment date.

Since the hypothetical closing value of the lowest performing Underlying on the relevant calculation day is less than its coupon threshold value, you would not receive a contingent coupon payment on the applicable contingent coupon payment date. In addition, the securities would not be automatically called, even though the closing value of a better performing Underlying on the relevant calculation day is greater than or equal to its starting value. As this example illustrates, whether you receive a contingent coupon payment and whether the securities are automatically called on a contingent coupon payment date will depend solely on the closing value of the lowest performing Underlying on the relevant calculation day. The performance of a better performing Underlying is not relevant to your return on the securities.

Example 3. The closing value of the lowest performing Underlying on the relevant calculation day is greater than or equal to its starting value. As a result, the securities are automatically called on the applicable contingent coupon payment date for the face amount plus a final contingent coupon payment.

	Shares of the iShares® Expanded Tech-Software Sector ETF	S&P 500® Index	Shares of the State Street® Consumer Discretionary Select Sector SPDR® ETF
Hypothetical starting value:	$100.00	100.00	$100.00
Hypothetical closing value on the relevant calculation day:	$110.00	130.00	$105.00
Hypothetical coupon threshold value:	$65.00	65.00	$65.00
Performance factor (closing value on calculation day divided by starting value):	110.00%	130.00%	105.00%

Step 1: Determine which Underlying is the lowest performing Underlying on the relevant calculation day.

In this example, the shares of the State Street® Consumer Discretionary Select Sector SPDR® ETF has the lowest performance factor and is, therefore, the lowest performing Underlying on the relevant calculation day.

Step 2: Determine whether a contingent coupon payment will be paid and whether the securities will be automatically called on the applicable contingent coupon payment date.

Since the hypothetical closing value of the lowest performing Underlying on the relevant calculation day is greater than or equal to its starting value, the securities would be automatically called and you would receive the face amount plus a final contingent coupon payment on the applicable contingent coupon payment date, which is also referred to as the call settlement date. On the call settlement date, you would receive $1,027.00 per security.

You will not receive any further payments after the call settlement date.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Shares of the iShares® Expanded Tech-Software Sector ETF, the S&P 500® Index and the Shares of the State Street® Consumer Discretionary Select Sector SPDR® ETF due July 27, 2029

Hypothetical Payment at Stated Maturity

Set forth below are examples of calculations of the maturity payment amount payable at stated maturity, assuming that the securities have not been automatically called prior to stated maturity and assuming the hypothetical starting value, coupon threshold value, downside threshold value and ending values for each Underlying indicated in the examples. The terms used for purposes of these hypothetical examples do not represent any actual starting value, coupon threshold value or downside threshold value. The hypothetical starting value of 100.00 or $100.00, as applicable, for each Underlying has been chosen for illustrative purposes only and does not represent the actual starting value for any Underlying. The actual starting value, coupon threshold value and downside threshold value for each Underlying were determined on the pricing date and are set forth under “Terms of the Securities” above. For historical data regarding the actual closing values of the Underlyings, see the historical information provided herein. These examples are for purposes of illustration only and the values used in the examples may have been rounded for ease of analysis.

Example 1. The ending value of the lowest performing Underlying on the final calculation day is greater than or equal to its starting value, the maturity payment amount is equal to the face amount of your securities and you receive a final contingent coupon payment:

	Shares of the iShares® Expanded Tech-Software Sector ETF	S&P 500® Index	Shares of the State Street® Consumer Discretionary Select Sector SPDR® ETF
Hypothetical starting value:	$100.00	100.00	$100.00
Hypothetical ending value:	$145.00	120.00	$125.00
Hypothetical coupon threshold value:	$65.00	65.00	$65.00
Hypothetical downside threshold value:	$65.00	65.00	$65.00
Performance factor (ending value divided by starting value):	145.00%	120.00%	125.00%

Step 1: Determine which Underlying is the lowest performing Underlying on the final calculation day.

In this example, the S&P 500® Index has the lowest performance factor and is, therefore, the lowest performing Underlying on the final calculation day.

Step 2: Determine the maturity payment amount based on the ending value of the lowest performing Underlying on the final calculation day.

Since the hypothetical ending value of the lowest performing Underlying on the final calculation day is greater than or equal to its hypothetical downside threshold value, the maturity payment amount would equal the face amount. Although the hypothetical ending value of the lowest performing Underlying on the final calculation day is significantly greater than its hypothetical starting value in this scenario, the maturity payment amount will not exceed the face amount.

In addition to any contingent coupon payments received during the term of the securities, on the stated maturity date you would receive $1,000 per security. In addition, because the hypothetical ending value of the lowest performing Underlying on the final calculation day is greater than or equal to its coupon threshold value, you would receive a final contingent coupon payment on the stated maturity date.

Example 2. The ending value of the lowest performing Underlying on the final calculation day is less than its starting value but greater than or equal to its downside threshold value and its coupon threshold value, the maturity payment amount is equal to the face amount of your securities and you receive a final contingent coupon payment:

	Shares of the iShares® Expanded Tech-Software Sector ETF	S&P 500® Index	Shares of the State Street® Consumer Discretionary Select Sector SPDR® ETF
Hypothetical starting value:	$100.00	100.00	$100.00
Hypothetical ending value:	$80.00	110.00	$105.00
Hypothetical coupon threshold value:	$65.00	65.00	$65.00
Hypothetical downside threshold value:	$65.00	65.00	$65.00
Performance factor (ending value divided by starting value):	80.00%	110.00%	105.00%

Step 1: Determine which Underlying is the lowest performing Underlying on the final calculation day.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Shares of the iShares® Expanded Tech-Software Sector ETF, the S&P 500® Index and the Shares of the State Street® Consumer Discretionary Select Sector SPDR® ETF due July 27, 2029

In this example, the shares of the iShares® Expanded Tech-Software Sector ETF has the lowest performance factor and is, therefore, the lowest performing Underlying on the final calculation day.

Step 2: Determine the maturity payment amount based on the ending value of the lowest performing Underlying on the final calculation day.

Since the hypothetical ending value of the lowest performing Underlying is less than its hypothetical starting value, but not by more than 35%, you would receive the face amount of your securities at maturity.

In addition to any contingent coupon payments received during the term of the securities, on the stated maturity date you would receive $1,000 per security. In addition, because the hypothetical ending value of the lowest performing Underlying on the final calculation day is greater than or equal to its coupon threshold value, you would receive a final contingent coupon payment on the stated maturity date.

Example 3. The ending value of the lowest performing Underlying on the final calculation day is less than its downside threshold value and its coupon threshold value, the maturity payment amount is less than the face amount of your securities and you do not receive a final contingent coupon payment:

	Shares of the iShares® Expanded Tech-Software Sector ETF	S&P 500® Index	Shares of the State Street® Consumer Discretionary Select Sector SPDR® ETF
Hypothetical starting value:	$100.00	100.00	$100.00
Hypothetical ending value:	$120.00	90.00	$35.00
Hypothetical coupon threshold value:	$65.00	65.00	$65.00
Hypothetical downside threshold value:	$65.00	65.00	$65.00
Performance factor (ending value divided by starting value):	120.00%	90.00%	35.00%

Step 1: Determine which Underlying is the lowest performing Underlying on the final calculation day.

In this example, the shares of the State Street® Consumer Discretionary Select Sector SPDR® ETF has the lowest performance factor on the final calculation day and is, therefore, the lowest performing Underlying on the final calculation day.

Step 2: Determine the maturity payment amount based on the ending value of the lowest performing Underlying on the final calculation day.

Since the hypothetical ending value of the lowest performing Underlying on the final calculation day is less than its hypothetical starting value by more than 35%, you would lose a portion of the face amount of your securities and receive the maturity payment amount equal to $350.00 per security, calculated as follows:

= $1,000 × performance factor of the lowest performing Underlying on the final calculation day

= $1,000 × 35.00%

= $350.00

In addition to any contingent coupon payments received during the term of the securities, on the stated maturity date you would receive $350.00 per security. Because the hypothetical ending value of the lowest performing Underlying on the final calculation day is less than its coupon threshold value, you would not receive a final contingent coupon payment on the stated maturity date.

These examples illustrate that you will not participate in any appreciation of any Underlying, but will be fully exposed to a decrease in the lowest performing Underlying if the ending value of the lowest performing Underlying on the final calculation day is less than its downside threshold value, even if the ending value of another Underlying has appreciated or has not declined below its downside threshold value.

To the extent that the starting value, coupon threshold value, downside threshold value and ending value of the lowest performing Underlying differ from the values assumed above, the results indicated above would be different.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Shares of the iShares® Expanded Tech-Software Sector ETF, the S&P 500® Index and the Shares of the State Street® Consumer Discretionary Select Sector SPDR® ETF due July 27, 2029

The Underlyings

iShares® Expanded Tech-Software Sector ETF

We have derived all information contained herein regarding the iShares® Expanded Tech-Software Sector ETF and its Fund Underlying Index, as defined below, from publicly available information. Such information reflects the policies of, and is subject to changes by, its sponsor, BlackRock Fund Advisors (“BFA” or the “investment adviser”) and the sponsor of its Fund Underlying Index, as specified below.

The iShares® Expanded Tech-Software Sector ETF is one of the separate investment portfolios that constitute the iShares Trust (“iShares”). The iShares® Expanded Tech-Software Sector ETF seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of the S&P® North American Expanded Technology Software IndexTM (its Fund Underlying Index). Its Fund Underlying Index seeks to measure the performance of U.S.-traded stocks from the software industry and select interactive media and services firms in the U.S. and Canada. Its Fund Underlying Index is calculated, maintained and published by, S&P Dow Jones Indices LLC (the sponsor of the Fund Underlying Index). The sponsor of its Fund Underlying Index is under no obligation to continue to publish, and may discontinue or suspend the publication of, its Fund Underlying Index at any time.

BFA uses a representative sampling strategy to manage the iShares® Expanded Tech-Software Sector ETF. “Representative sampling” is an indexing strategy that involves investing in a representative sample of the securities included in its Fund Underlying Index that BFA determines to collectively have an investment profile similar to that of its Fund Underlying Index. The securities selected are intended to have, in the aggregate, investment characteristics (based on market capitalization and industry weightings), fundamental characteristics (such as return variability and yield) and liquidity measures similar to those of its Fund Underlying Index. The iShares® Expanded Tech-Software Sector ETF may or may not hold all of the securities that are included in its Fund Underlying Index.

The iShares® Expanded Tech-Software Sector ETF generally invests at least 80% of its assets in securities of its Fund Underlying Index and in depositary receipts representing securities of its Fund Underlying Index. The iShares® Expanded Tech-Software Sector ETF may invest the remainder of its assets in certain futures, options and swap contracts, cash and cash equivalents, including shares of money market funds advised by BFA or its affiliates, as well as in securities not included in its Fund Underlying Index, but which BFA believes will help track its Fund Underlying Index. The iShares® Expanded Tech-Software Sector ETF will concentrate its investments (i.e., hold 25% or more of its total assets) in the stocks of a particular industry or group of industries to approximately the same extent that its Fund Underlying Index is concentrated.

Select information regarding the iShares® Expanded Tech-Software Sector ETF’s expense ratio and its top constituents, country, industry and/or sector weightings may be made available on the iShares® Expanded Tech-Software Sector ETF’s website. Expenses of the iShares® Expanded Tech-Software Sector ETF reduce the net asset value of the assets held by the iShares® Expanded Tech-Software Sector ETF and, therefore, reduce the value of the shares of the iShares® Expanded Tech-Software Sector ETF.

Shares of the iShares® Expanded Tech-Software Sector ETF are listed on the BZX Exchange under the ticker symbol “IGV”.

Information from outside sources including, but not limited to the prospectus related to the iShares® Expanded Tech-Software Sector ETF and any other website referenced in this section, is not incorporated by reference in, and should not be considered part of, this document or any document incorporated herein by reference. We have not undertaken an independent review or due diligence of any publicly available information with respect to the iShares® Expanded Tech-Software Sector ETF or its Fund Underlying Index.

Information filed by iShares with the SEC, including the prospectus for the iShares® Expanded Tech-Software Sector ETF, can be found by reference to its SEC file numbers: 333-92935 and 811-09729 or its CIK Code: 0001100663.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Shares of the iShares® Expanded Tech-Software Sector ETF, the S&P 500® Index and the Shares of the State Street® Consumer Discretionary Select Sector SPDR® ETF due July 27, 2029

Historical Information

We obtained the closing values of the shares of the iShares® Expanded Tech-Software Sector ETF in the graph below from Bloomberg Professional® service (“Bloomberg”), without independent verification.

The following graph sets forth daily closing values of the shares of the iShares® Expanded Tech-Software Sector ETF for the period from January 1, 2021 to July 24, 2026. The closing value on July 24, 2026 was $87.98. The historical performance of an Underlying should not be taken as an indication of its future performance during the term of the securities.

We have not independently verified the accuracy or completeness of the information obtained from Bloomberg and have not undertaken an independent review or due diligence. The historical performance of an Underlying should not be taken as an indication of its future performance, and no assurance can be given as to the closing value of an Underlying on any calculation day or its ending value. We cannot give you assurance that the performance of an Underlying will result in any positive return on your investment.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Shares of the iShares® Expanded Tech-Software Sector ETF, the S&P 500® Index and the Shares of the State Street® Consumer Discretionary Select Sector SPDR® ETF due July 27, 2029

S&P 500® Index

We have derived all information contained herein regarding the S&P 500® Index, including without limitation, its make-up, method of calculation and changes in its components from publicly available information. Such information reflects the policies of, and is subject to change by, S&P Dow Jones Indices LLC (“S&P”), and/or its affiliates.

The S&P 500® Index includes a representative sample of 500 companies in leading industries of the U.S. economy and is intended to provide a performance benchmark for the large-cap U.S. equity markets. Please see “Indices—The S&P 500® Index” in the accompanying underlier supplement for additional information regarding the S&P 500® Index, S&P and our license agreement with respect to the S&P 500® Index. Additional information regarding the S&P 500® Index, including its sectors, sector weightings and top constituents, may be available on S&P’s website.

Historical Information

We obtained the closing values of the S&P 500® Index in the graph below from Bloomberg, without independent verification.

The following graph sets forth daily closing values of the S&P 500® Index for the period from January 1, 2021 to July 24, 2026. The closing value on July 24, 2026 was 7,411.98. The historical performance of an Underlying should not be taken as an indication of its future performance during the term of the securities.

We have not independently verified the accuracy or completeness of the information obtained from Bloomberg and have not undertaken an independent review or due diligence. The historical performance of an Underlying should not be taken as an indication of its future performance, and no assurance can be given as to the closing value of an Underlying on any calculation day or its ending value. We cannot give you assurance that the performance of an Underlying will result in any positive return on your investment.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Shares of the iShares® Expanded Tech-Software Sector ETF, the S&P 500® Index and the Shares of the State Street® Consumer Discretionary Select Sector SPDR® ETF due July 27, 2029

State Street® Consumer Discretionary Select Sector SPDR® ETF

We have derived all information contained herein regarding the State Street® Consumer Discretionary Select Sector SPDR® ETF (referred to in this section as the “XLY Fund”) and its fund underlying index, as defined below, from publicly available information. Such information reflects the policies of, and is subject to changes by, SSGA Funds Management, Inc. the sponsor of the XLY Fund, and the sponsor of its Fund Underlying Index.

The State Street® Consumer Discretionary Select Sector SPDR® ETF seeks investment results that correspond generally to the price and yield performance, before expenses, of the Consumer Discretionary Select Sector Index (its “Fund Underlying Index”) which, in turn, tracks the performance of all components of the S&P 500® Index in the consumer discretionary sector. The State Street® Consumer Discretionary Select Sector SPDR® ETF trades on the NYSE Arca under the ticker symbol “XLY”. The Fund Underlying Index is one of the Select Sector sub-indices of the S&P 500® Index. Please see “Exchange-Traded Funds — The Select Sector SPDR® Funds” in the accompanying underlier supplement for additional information regarding the State Street® Consumer Discretionary Select Sector SPDR® ETF, its sponsor and its Fund Underlying Index. Additional information regarding the The State Street® Consumer Discretionary Select Sector SPDR® ETF, including its portfolio holdings, may be available on its sponsor’s website.

Historical Information

We obtained the closing values of the shares of the State Street® Consumer Discretionary Select Sector SPDR® ETF in the graph below from Bloomberg, without independent verification.

The following graph sets forth daily closing values of the shares of the State Street® Consumer Discretionary Select Sector SPDR® ETF for the period from January 1, 2021 to July 24, 2026. The closing value on July 24, 2026 was $109.41. The historical performance of an Underlying should not be taken as an indication of its future performance during the term of the securities.

We have not independently verified the accuracy or completeness of the information obtained from Bloomberg and have not undertaken an independent review or due diligence. The historical performance of an Underlying should not be taken as an indication of its future performance, and no assurance can be given as to the closing value of an Underlying on any calculation day or its ending value. We cannot give you assurance that the performance of an Underlying will result in any positive return on your investment.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Shares of the iShares® Expanded Tech-Software Sector ETF, the S&P 500® Index and the Shares of the State Street® Consumer Discretionary Select Sector SPDR® ETF due July 27, 2029

Canadian Income Tax Consequences

See “Supplemental Discussion of Canadian Tax Considerations” in the accompanying product supplement. In addition to the assumptions, limitations and conditions described therein, such discussion assumes that no amount paid or payable to a Non-Resident Holder will be a deduction component of a “hybrid mismatch arrangement” under which the payment arises within the meaning of paragraph 18.4(3)(b) of the Act.

Material U.S. Federal Income Tax Consequences

You should carefully review the section entitled “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement. The following discussion, when read in combination with that section, constitutes the full opinion of our special U.S. tax counsel, Fried, Frank, Harris, Shriver & Jacobson LLP, regarding the material U.S. federal income and certain estate tax consequences of owning and disposing of the securities.

Due to the absence of statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as the securities, no assurance can be given that the Internal Revenue Service (“IRS”) or a court will agree with the tax treatment described herein. Pursuant to the terms of the securities, the Bank and you agree, in the absence of a statutory or regulatory change or an administrative determination or judicial ruling to the contrary, to characterize the securities as prepaid derivative contracts with respect to the Underlyings. You further agree to include any associated contingent coupon payment that is paid by the Bank (including on the stated maturity date or call settlement date) in your income as ordinary income in accordance with your regular method of accounting for U.S. federal income tax purposes. If the securities are so treated, upon the taxable disposition (including cash settlement) of your securities, you generally should recognize gain or loss equal to the difference between the amount realized on such taxable disposition (adjusted for amounts or proceeds attributable to any accrued and unpaid contingent coupon payments, which would be treated as ordinary income) and your tax basis in the securities. Subject to the “constructive ownership” rules of Section 1260 of the Code (discussed below), such gain or loss should be long-term capital gain or loss if you have held your securities for more than one year (and otherwise, short-term capital gain or loss). The deductibility of capital losses is subject to limitations. Although uncertain, it is possible that proceeds received from the sale or exchange of your securities prior to a contingent coupon payment date, but that could be attributed to an expected contingent coupon payment, could be treated as ordinary income. You should consult your tax advisor regarding this risk.

Section 1260. Because each Fund would be treated as a “pass-thru entity” for purposes of Section 1260 of the Code, it is possible that an investment in the securities could be treated as a “constructive ownership transaction” within the meaning of Section 1260 of the Code. If the securities were treated as a constructive ownership transaction certain adverse U.S. federal income tax consequences could apply (i.e., all or a portion of any long-term capital gain that you recognize upon the taxable disposition of your securities could be recharacterized as ordinary income and you could be subject to an interest charge on deferred tax liability with respect to such recharacterized gain). We urge you to read the discussion concerning the possible treatment of the securities as a constructive ownership transaction under “Material U.S. Federal Income Tax Consequences — U.S. Tax Treatment — Securities Treated as Prepaid Derivatives or Prepaid Forwards — Section 1260” in the accompanying product supplement.

Based on certain factual representations received from us, our special U.S. tax counsel, Fried, Frank, Harris, Shriver & Jacobson LLP, is of the opinion that it would be reasonable to treat your securities in the manner described above. However, because there is no authority that specifically addresses the tax treatment of the securities, it is possible that your securities could alternatively be treated for tax purposes as a single contingent payment debt instrument, or pursuant to some other characterization (including possible treatment as a “constructive ownership transaction” under Section 1260 of the Code), such that the timing and character of your income from the securities could differ materially and adversely from the treatment described above, as described further under “Material U.S. Federal Income Tax Consequences – Alternative Treatments” in the accompanying product supplement. You should consult your tax advisor regarding this risk.

The U.S. Department of the Treasury and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. In addition, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative tax treatments of the securities and potential changes in applicable law.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Shares of the iShares® Expanded Tech-Software Sector ETF, the S&P 500® Index and the Shares of the State Street® Consumer Discretionary Select Sector SPDR® ETF due July 27, 2029

Non-U.S. Holders. The U.S. federal income tax treatment of the contingent coupon payments is unclear. If you are a non-U.S. holder, which is a beneficial owner of the securities that is not a U.S. holder (as defined in the accompanying product supplement), subject to Section 897 of the Code and Section 871(m) of the Code (each as discussed below) and FATCA (as discussed below and in the accompanying product supplement), we currently do not intend to treat contingent coupon payments paid to a non-U.S. holder that provides us (and/or the applicable withholding agent) with a fully completed and validly executed applicable IRS Form W-8 as subject to U.S. withholding tax and we currently do not intend to withhold any tax on contingent coupon payments. However, it is possible that the IRS could assert that such payments are subject to U.S. withholding tax, or that another withholding agent may otherwise determine that withholding is required, in which case such other withholding agent may withhold up to 30% on such payments (subject to reduction or elimination of such withholding tax pursuant to an applicable income tax treaty). We will not pay any additional amounts in respect of such withholding. Subject to Section 897 of the Code and Section 871(m) of the Code, discussed below, gain realized from the taxable disposition of a security generally should not be subject to U.S. tax unless (i) such gain is effectively connected with a trade or business conducted by the non-U.S. holder in the U.S., (ii) the non-U.S. holder is a non-resident alien individual and is present in the U.S. for 183 days or more during the taxable year of such taxable disposition and certain other conditions are satisfied or (iii) the non-U.S. holder has certain other present or former connections with the U.S.

Section 897. We will not attempt to ascertain whether the issuer of a Fund or any issuer of any index constituent stock would be treated as a “United States real property holding corporation” (“USRPHC”) within the meaning of Section 897 of the Code. We also have not attempted to determine whether the securities should be treated as “United States real property interests” (“USRPI”) as defined in Section 897 of the Code. If any such entity and/or the securities were so treated, certain adverse U.S. federal income tax consequences could possibly apply, including subjecting any gain to a non-U.S. holder in respect of a security upon a taxable disposition of the security to U.S. federal income tax on a net basis, and the gross proceeds from such a taxable disposition to a 15% withholding tax. Non-U.S. holders should consult their tax advisors regarding the potential treatment of any such entity as a USRPHC and/or the securities as USRPI in light of their individual circumstances, including any other interest they may have in a relevant issuer.

Section 871(m). A 30% withholding tax (which may be reduced by an applicable income tax treaty) is imposed under Section 871(m) of the Code on certain “dividend equivalents” paid or deemed paid to a non-U.S. holder with respect to a “specified equity-linked instrument” that references one or more dividend-paying U.S. equity securities or indices containing U.S. equity securities. The withholding tax can apply even if the instrument does not provide for payments that reference dividends. Treasury regulations provide that the withholding tax applies to all dividend equivalents paid or deemed paid on specified equity-linked instruments that have a delta of one (“delta-one specified equity-linked instruments”) issued after 2016 and to all dividend equivalents paid or deemed paid on all other specified equity-linked instruments issued after 2017. However, the IRS has issued guidance that states that the Treasury and the IRS intend to amend the effective dates of the Treasury regulations to provide that withholding on dividend equivalents paid or deemed paid will not apply to specified equity-linked instruments that are not delta-one specified equity-linked instruments and are issued before January 1, 2027.

Based on our determination that the securities are not “delta-one” with respect to the Underlyings or any index constituent stocks, our special U.S. tax counsel is of the opinion that the securities should not be delta-one specified equity-linked instruments and thus should not be subject to withholding on dividend equivalents. Our determination is not binding on the IRS, and the IRS may disagree with this determination. Furthermore, the application of Section 871(m) of the Code will depend on our determinations on the date the terms of the securities are set. If withholding is required, we or our agents, including WFS, will not make payments of any additional amounts.

Nevertheless, it is possible that your securities could be deemed to be reissued for tax purposes upon the occurrence of certain events affecting the Underlyings, any index constituent stocks or your securities, and following such occurrence your securities could be treated as delta-one specified equity-linked instruments that are subject to withholding on dividend equivalents. It is also possible that withholding tax or other tax under Section 871(m) of the Code could apply to the securities under these rules if you enter, or have entered, into certain other transactions in respect of the Underlyings, any index constituent stocks or the securities. If you enter, or have entered, into other transactions in respect of the Underlyings, any index constituent stocks or the securities, you should consult your tax advisor regarding the application of Section 871(m) of the Code to your securities in the context of your other transactions.

Because of the uncertainty regarding the application of the 30% withholding tax on dividend equivalents to the securities, you are urged to consult your tax advisor regarding the potential application of Section 871(m) of the Code and the 30% withholding tax to an investment in the securities.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Shares of the iShares® Expanded Tech-Software Sector ETF, the S&P 500® Index and the Shares of the State Street® Consumer Discretionary Select Sector SPDR® ETF due July 27, 2029

FATCA. As discussed in the accompanying product supplement, FATCA generally imposes a 30% U.S. withholding tax on “withholdable payments” (i.e., certain U.S.-source payments, including interest (and original issue discount), dividends, other fixed or determinable annual or periodical gain, profits, and income, and on the gross proceeds from a disposition of property of a type which can produce U.S. -source interest or dividends) and “passthru payments” (i.e., certain payments attributable to withholdable payments) made to certain foreign financial institutions (and certain of their affiliates) unless the payee foreign financial institution agrees (or is required), among other things, to disclose the identity of any U.S. individual with an account at the institution (or the relevant affiliate) and to annually report certain information about such account. FATCA also requires withholding agents making withholdable payments to certain foreign entities that do not disclose the name, address, and taxpayer identification number of any substantial U.S. owners (or do not certify that they do not have any substantial U.S. owners) to withhold tax at a rate of 30%. Under certain circumstances, a holder may be eligible for refunds or credits of such taxes. Pursuant to final and temporary Treasury regulations and other IRS guidance, the withholding and reporting requirements under FATCA will generally apply to certain “withholdable payments”, will not apply to gross proceeds on a sale or disposition, and will apply to certain foreign passthru payments only to the extent that such payments are made after the date that is two years after final regulations defining the term “foreign passthru payment” are published. If withholding is required, we (or the applicable paying agent) will not be required to pay additional amounts with respect to the amounts so withheld. Foreign financial institutions and non-financial foreign entities located in jurisdictions that have an intergovernmental agreement with the U.S. governing FATCA may be subject to different rules. If you are a non-U.S. holder, you should consult your tax advisor regarding the potential application of FATCA to the securities, including the availability of certain refunds or credits. If withholding is required, we (or our agents, including WFS) will not be required to pay additional amounts with respect to the amounts so withheld.

U.S. Federal Estate Tax Treatment of Non-U.S. Holders. Securities may be subject to U.S. federal estate tax if an individual non-U.S. holder or an entity the property of which is potentially includible in such an individual’s gross estate for U.S. federal estate tax purposes holds the securities at the time of his or her death. The gross estate of a non-U.S. holder domiciled outside the U.S. includes only property situated in the U.S. Individual non-U.S. holders should consult their tax advisors regarding the U.S. federal estate tax consequences of holding the securities at death.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Shares of the iShares® Expanded Tech-Software Sector ETF, the S&P 500® Index and the Shares of the State Street® Consumer Discretionary Select Sector SPDR® ETF due July 27, 2029

Validity of the Securities

In the opinion of Fried, Frank, Harris, Shriver & Jacobson LLP, as special counsel to the Bank, when the securities offered by this pricing supplement have been executed and issued by the Bank and authenticated by the trustee pursuant to the indenture and delivered, paid for and sold as contemplated herein, the securities will be valid and binding obligations of the Bank, enforceable against the Bank in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, receivership or other laws relating to or affecting creditors’ rights generally, and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). This opinion is given as of the date hereof and is limited to the laws of the State of New York. Insofar as this opinion involves matters governed by Canadian law, Fried, Frank, Harris, Shriver & Jacobson LLP has assumed, without independent inquiry or investigation, the validity of the matters opined on by Osler, Hoskin & Harcourt LLP, Canadian legal counsel for the Bank, in its opinion expressed below. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and, with respect to the securities, authentication of the securities and the genuineness of signatures and certain factual matters, all as stated in the opinion of Fried, Frank, Harris, Shriver & Jacobson LLP dated October 9, 2024 filed with the SEC as Exhibit 5.3 to the Registration Statement on Form F-3 on October 9, 2024.

In the opinion of Osler, Hoskin & Harcourt LLP, the issue and sale of the securities has been duly authorized by all necessary corporate action of the Bank in conformity with the Indenture, and when the securities have been duly executed, authenticated and issued in accordance with the Indenture, and delivered against payment therefor, the securities will be validly issued and, to the extent validity of the securities is a matter governed by the laws of the Province of Ontario or the federal laws of Canada applicable therein, will be valid obligations of the Bank, subject to the following limitations (i) the enforceability of the Indenture may be limited by the Canada Deposit Insurance Corporation Act (Canada), the Winding-up and Restructuring Act (Canada) and bankruptcy, insolvency, reorganization, receivership, preference, moratorium, arrangement or winding-up laws or other similar laws affecting the enforcement of creditors’ rights generally; (ii) the enforceability of the Indenture may be limited by equitable principles, including the principle that equitable remedies such as specific performance and injunction may only be granted in the discretion of a court of competent jurisdiction; (iii) pursuant to the Currency Act (Canada) a judgment by a Canadian court must be awarded in Canadian currency and that such judgment may be based on a rate of exchange in existence on a day other than the day of payment; and (iv) the enforceability of the Indenture will be subject to the limitations contained in the Limitations Act, 2002 (Ontario), and such counsel expresses no opinion as to whether a court may find any provision of the Indenture to be unenforceable as an attempt to vary or exclude a limitation period under that Act. This opinion is given as of the date hereof and is limited to the laws of the Province of Ontario and the federal laws of Canada applicable therein. In addition, this opinion is subject to customary assumptions about the Trustees’ authorization, execution and delivery of the Indenture and the genuineness of signatures and certain factual matters, all as stated in the letter of such counsel dated October 9, 2024, which has been filed as Exhibit 5.2 to the Bank’s Form F-3 filed with the SEC on October 9, 2024.